Exhibit 99.(k)(3)

ADMINISTRATION, FUND ACCOUNTING, TRANSFER AGENT AND RECORDKEEPING AGREEMENT

THIS ADMINISTRATION, FUND ACCOUNTING, TRANSFER AGENT AND RECORDKEEPING AGREEMENT (the “Agreement”) is made as of this ___ day of ____________, 2014, by and between Little Harbor MultiStrategy Composite Fund, a Delaware statutory trust (the “Fund”), and UMB Fund Services, Inc., a Wisconsin corporation (the “Administrator”).

WHEREAS, the Fund is registered under the 1940 Act (as defined below) as a closed-end, non-diversified management investment company authorized to offer and sell Interests (as defined below); and

WHEREAS, in pursuit of its investment objective, the Fund will invest its assets primarily in U.S. and non-U.S. equities, fixed income securities, currencies, derivative instruments, futures contracts, options on futures contracts, and commodities; and

WHEREAS, the Fund and Administrator desire to enter into an agreement pursuant to which Administrator shall provide Services (as defined below) to the Fund.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.

Definitions In addition to any terms defined in the body of this Agreement, the following capitalized terms shall have the meanings set forth hereinafter whenever they appear in this Agreement:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“Authorized Person” shall mean any individual who has been certified by the Fund to Administrator from time to time pursuant to Section 3(a)(3) of this Agreement as a person who is authorized to provide the Administrator with Instructions and requests on behalf of the Fund.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Instructions” shall mean an oral communication from an Authorized Person or a written communication signed by an Authorized Person and actually received by Administrator. Instructions shall include manually executed originals, telefacsimile transmissions of manually executed originals or electronic communications.

“Interests” shall mean interests in, shares of, or such other measurement of ownership of the Fund representing interests in a separate portfolio of securities and other assets.

“Investment Adviser” shall mean the investment adviser or investment advisers to the Fund and, in regard to the Fund’s separately managed accounts, includes all sub-advisers.

“Investor” shall mean a record owner of Interests.

“Manager” shall mean the Fund’s Board of Trustees.

“Offering Documents” shall mean the Fund’s Prospectus dated February 4, 2014, and any successor thereto, and any other documents required to be provided to Investors or potential Investors.

“Operating Agreement” shall mean the Fund’s Declaration of Trust, By-Laws and any other documents governing the operations of the Fund.

“Services” shall mean the administration, fund accounting, transfer agent, recordkeeping and other services described on Schedule A hereto and such additional services as may be agreed to by the parties from time to time and set forth in an amendment to Schedule A.

2.

Appointment and Services

(a)

The Fund hereby appoints Administrator as administrator, transfer agent, fund accountant and recordkeeper of the Fund and hereby authorizes Administrator to provide Services during the term of this Agreement. Subject to the direction and control of the Fund’s Manager, Investment Adviser and its current and prior agents and service providers, Administrator will provide the Services in accordance with the terms of this Agreement. Notwithstanding anything herein to the contrary, Administrator shall not be required to provide any Services or information that it believes, in its sole discretion, to represent dishonest, unethical or illegal activity. In no event shall Administrator provide any investment advice or recommendations to any party in connection with its Services hereunder.

(b)

Administrator may from time to time, in its discretion, appoint one or more other parties to carry out some or all of its duties under this Agreement, provided that the Administrator shall remain responsible to the Fund for all such delegated responsibilities in accordance with the terms and conditions of this Agreement, in the same manner and to the same extent as if Administrator were providing such Services itself.

(c)

Administrator’s duties shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Administrator hereunder. The Services do not include correcting, verifying or addressing any actions or inactions of the Fund, the Investment Adviser, the Manager, or by any other current or prior service provider, occurring, or failing to occur, as the case may be, prior to the execution date of this Agreement. To the extent that Administrator agrees to take such actions, those actions shall be deemed part of the Services.

(d)

Administrator shall not be responsible for the payment of any fees or taxes required to be paid by the Fund in connection with the issuance of any Interests in accordance with this Agreement.

(e)

Any Instruction that affects accounting practices and procedures under this Agreement shall be effective upon written receipt of notice and acceptance by Administrator.

(f)

Nothing in this Agreement shall be deemed to appoint Administrator and its officers, directors and employees as the Fund’s attorney, form an attorney-client relationship or require the provision of legal advice. The Fund acknowledges that Administrator’s in-house attorneys exclusively represent Administrator and the Fund relies on the Fund’s legal counsel to review all services provided by Administrator’s in-house attorneys and to provide independent judgment on the Fund’s behalf. Because no attorney-client relationship exists between Administrator’s in-house attorneys and the Fund, any information provided to the Administrator’s in-house attorneys may not be privileged and may be subject to compulsory disclosure under certain circumstances, notwithstanding the provisions of Section 5. Administrator represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best efforts basis.

(g)

The Administrator shall keep those records specified in Schedule C hereto in the form and manner, and for such period, as it may deem advisable but not inconsistent with the laws, rules and regulations of appropriate government authorities, in particular Section 31(a) of, and Rules 31a-2 and 31a-3 under, the 1940 Act. The Administrator shall only destroy records at the direction of the Fund, and any such destruction shall comply with the provisions of Section 248.30(b) of Regulation S-P (17 CFR 248.1-248.30). The Administrator may deliver to the Fund from time to time at the Administrator’s discretion, for safekeeping or disposition by the Fund in accordance with law, such records, papers and documents accumulated in the execution of its duties hereunder, as the Administrator may deem expedient, other than those which the Administrator is itself required to maintain pursuant to applicable laws and regulations. The Fund shall assume all responsibility for any failure thereafter to produce any record, paper, or other document so returned, if and when required. Administrator hereby agrees that all records which it maintains for the Fund pursuant to its duties hereunder are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Manager’s request.

(h)

Anti-Money Laundering (“AML”) Services

(i)

Background.  In order to assist its clients with any obligations they may have under the USA PATRIOT Act, the Bank Secrecy Act of 1970, the customer identification program rules jointly adopted by the Commission and the U.S. Treasury Department and other applicable regulations adopted thereunder (the “AML Laws”), Administrator offers various tools designed to assist in the verification of persons opening accounts with the Fund and determine whether such persons appear on any list of known or suspected terrorists or terrorist organizations. Administrator will, at the written or electronic direction of the Fund, assist the Fund with its monitoring obligations under the USA PATRIOT Act by (1) at such time as directed by the Fund, rejecting subscription agreements that are not accompanied by required identifying information; (2) providing an initial check of identifying information against the database (or any successor thereto) licensed by the Administrator; (3) providing an initial check of persons submitting subscription agreements against the Office of Foreign Asset Controls (“OFAC”) list; (4) upon consultation with the Fund, filing a suspicious activity report (“SAR”) with the appropriate authorities; (5) permitting federal regulators access to such information and records maintained by the Administrator relating to the Administrator’s implementation of the Fund’s monitoring obligations, as they may request, and (6) permitting such federal regulators to inspect the Administrator’s implementation of such monitoring obligations on behalf of the Fund.

(ii)

In connection with the AML services described above, Administrator may encounter Investor activity that would require it to file a SAR with the Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”), as required by 31 CFR 103.15(a)(2) (“Suspicious Activity”). Nothing in this Agreement shall prevent Administrator from making a determination that it has an obligation under the USA PATRIOT Act to file a SAR relating to any Suspicious Activity, and from making such filing independent of the other party hereto; provided, that if the Administrator determines to file a SAR relating to any Suspicious Activity, it shall promptly notify the Fund unless prohibited by law or advised by counsel against notification. Neither Administrator nor the Fund shall disclose any SAR filed or the information included in a SAR to any third party other than affiliates of Administrator or the Fund on a need to know basis and in accordance with applicable law, rule or regulation.

3.

Representations and Deliveries

(a)

The Fund shall deliver or cause the following documents to be delivered to Administrator:

(1)

A true and complete copy of the Operating Agreement and all amendments thereto;

(2)

Copies of the Fund’s Offering Documents, as of the date of this Agreement, together with the current form of any subscription agreement, or application;

(3)

A certificate containing the names of the initial Authorized Persons in a form acceptable to Administrator;

(4)

All Investor account records in a format acceptable to Administrator, in Milwaukee, Wisconsin and at the Fund’s expense; and

(5)

All other documents, records and information that Administrator may reasonably request in order for Administrator to perform the Services hereunder.

(b)

The Fund represents and warrants to Administrator that:

(1)

It is a statutory trust duly organized and existing under the laws of the State of Delaware; it is empowered under applicable laws, by its Operating Agreement and by the actions of its Trustees, taken collectively, to enter into and perform this Agreement; and all requisite legal proceedings have been taken to authorize it to enter into and perform this Agreement, including any resolutions necessary to appoint Administrator and authorize the execution of this Agreement on behalf of the Fund.

(2)

Any officer of the Fund has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Administrator the names of such Authorized Persons.

(3)

When the Fund’s Registration Statement of Form N-2 is declared effective, the Fund will be authorized to offer and sell Interests in the Fund in accordance with any applicable requirements of the 1933 Act and state securities laws.

(4)

It is conducting its business in compliance in all material respects with any applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule regulation, order or judgment binding on it and no provision of its Operating Agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(c)

During the term of this Agreement the Fund shall have the ongoing obligation to provide Administrator with the following documents as soon as they become effective: (i) certified copies of all amendments to its Operating Agreement made after the date of this Agreement; and, (ii) a copy of the Fund’s currently effective Offering Documents. For purposes of this Agreement, Administrator shall not be deemed to have notice of any information contained in any such Offering Document until a reasonable time after it is actually received by Administrator.

(d)

The Manager and the Fund’s chief compliance officer have and retain primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with all applicable provisions of the 1934 Act, the 1940 Act, state securities laws, the Internal Revenue Code of 1986, as amended, the USA PATRIOT Act of 2001 (including checking persons submitting subscription agreements against the OFAC list if Administrator is not directed to do so), the Sarbanes-Oxley Act of 2002 and the policies and limitations of the Fund relating to the portfolio investments as set forth in the Offering Documents. Administrator’s Services hereunder shall not relieve the Manager and the Fund’s chief compliance officer of their primary day-to-day responsibility for assuring such compliance. Notwithstanding the foregoing, Administrator will be responsible for its own compliance with such statutes insofar as such statutes are applicable to the Services it has agreed to provide hereunder, and will promptly notify the Fund if it becomes aware of any material non-compliance which relates to the Fund.

(e)

Fund Instructions

(i)

The Fund shall cause the Investment Adviser, the prime broker(s) and/or custodian, legal counsel, independent accountants and other service providers and agents, past or present, for the Fund, to cooperate with Administrator and to provide Administrator with such information, documents and communications as necessary and/or appropriate or as reasonably requested by Administrator, to enable Administrator to perform the Services. In connection with the performance of the Services, Administrator shall (without investigation or verification) be entitled, and is hereby instructed to, rely upon any and all Instructions, communications, information or documents provided to Administrator by an Authorized Person. Administrator shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Fund. Administrator shall not be held to have notice of any change of authority of any Authorized Person until receipt of written notice thereof from the Fund.

(ii)

The Fund shall provide Administrator with an updated certificate evidencing the appointment, removal or change of authority of any Authorized Person, it being understood Administrator shall not be held to have notice of any change in the authority of any Authorized Person until receipt of written notice thereof from the Fund.

(iii)

 Administrator, its officers, agents or employees shall accept Instructions given to them by any person representing or acting on behalf of the Fund only if such representative is an Authorized Person. The Fund agrees that when oral Instructions are given, it shall, upon the request of Administrator, confirm such Instructions in writing.

(iv)

At any time, Administrator may request Instructions from the Fund with respect to any matter arising in connection with this Agreement. If such Instructions are not received within a reasonable time, Administrator may seek Instructions from the Fund’s service providers for the Fund at the expense of the Fund, or Administrator’s own legal counsel at its own expense, and it shall not be liable for any action taken or not taken by it in good faith in accordance with such instructions or in accordance with advice of counsel.

(g)

Administrator represents and warrants to the Fund that:

(i)

It is a corporation duly organized and existing under the laws of the State of Wisconsin; it is empowered under applicable law and by its Articles of Incorporation and By-laws to enter into and perform this Agreement; and all requisite proceedings have been taken to authorize it to enter into and perform this Agreement.

(ii)

It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule regulation, order or judgment binding on it and no provision of its operating documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(iii)

Administrator will provide office space, facilities, equipment and personnel sufficient to carry out its services hereunder and Administrator shall maintain a disaster recovery and business continuity plan and adequate and reliable computer and other equipment necessary and appropriate to carry out its obligations under this Agreement. Upon the Fund’s reasonable request, Administrator shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the Services.

(iv)

Administrator shall exercise reasonable care in the performance of the Services.

4.

Fees and Expenses

(a)

As compensation for the performance of the Services, the Fund agrees to pay Administrator the fees set forth on Schedule B hereto. Fees shall be adjusted in accordance with Schedule B or as otherwise agreed to by the parties from time to time. Fees shall be computed and payable monthly in arrears (before end-of-month capital) based on monthly net assets. The parties may amend this Agreement to include fees for any additional services, or enhancements to current Services, as mutually agreed upon. The Fund agrees to pay Administrator’s then current rate for Services added to, or for any enhancements to existing Services set forth on, Schedule A after the execution of this Agreement. In addition, to the extent that Administrator corrects, verifies or addresses any prior actions or inactions by the Fund, the Manager, or by any prior service provider, Administrator shall be entitled to additional fees as provided in Schedule B.   In the event of any disagreement between this Agreement and Schedule B, the terms of Schedule B shall control.

(b)

For the purpose of determining fees payable to Administrator, net asset value shall be computed in accordance with the Fund’s Operating Agreement, the Offering Documents and Instructions. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should this Agreement be terminated or the Fund be liquidated, merged with or acquired by another fund, any accrued fees shall be immediately payable.

(c)

Administrator will bear all expenses incurred by it in connection with its performance of Services, except as otherwise provided herein. Administrator shall not be required to pay or finance any costs and expenses incurred in the operation of the Fund, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of Authorized Persons; Commission fees and state Blue Sky fees; advisory fees; charges of custodians, and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of legal existence; taxes and fees payable to federal, state and other governmental agencies; preparation, typesetting, printing, proofing and mailing of Offering Documents, notices, forms and applications and proxy materials for regulatory purposes and for distribution to current Investors; preparation, typesetting, printing, proofing and mailing and other costs of Investor reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Fund’s Investors and other Fund personnel; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses. Administrator shall not be required to pay any Blue Sky fees or take any related Blue Sky actions unless and until it has received the amount of such fees from the Fund.

(d)

The Fund agrees to promptly reimburse Administrator for all out-of-pocket expenses or disbursements incurred by Administrator in connection with the performance of Services under this Agreement; provided, that the Fund shall not be obligated to reimburse the Administrator for any individual out-of-pocket expense or disbursement in an amount that exceeds $5,000 if the Fund has not approved such expense or reimbursement. Out-of-pocket expenses shall include, but not be limited to, those items specified on Schedule B hereto. If requested by Administrator, out-of-pocket expenses are payable in advance. Payment of postage expenses, if prepayment is requested, is due at least seven (7) days prior to the anticipated mail date. In the event Administrator requests advance payment, Administrator shall not be obligated to incur such expenses or perform the related Service(s) until payment is received.

(e)

The Fund agrees to pay all amounts due hereunder within thirty (30) days of receipt of each invoice (the “Due Date”). Except as provided in Schedule B, Administrator shall bill Service fees quarterly and out-of-pocket expenses as incurred (unless prepayment is requested by Administrator). Administrator may, at its option, arrange to have various service providers submit invoices directly to the Fund for payment of reimbursable out-of-pocket expenses.

(f)

The Fund is aware that its failure to remit to Administrator all amounts due on or before the Due Date will cause Administrator to incur costs not contemplated by this Agreement, including, but not limited to carrying, processing and accounting charges. Accordingly, in the event that Administrator does not receive any amounts due hereunder by the Due Date, the Administrator may charge, and the Fund agrees to pay a late charge on the overdue amount equal to one and one-half percent (1.5%) per month or the maximum amount permitted by law, whichever is less. In addition, the Fund shall pay Administrator’s reasonable attorney’s fees and court costs if any amounts due Administrator are collected by or through an attorney. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of the Fund’s late payment. Acceptance of such late charge shall in no event constitute a waiver by Administrator of the Fund’s default or prevent Administrator from exercising any other rights and remedies available to it.

(g)

In the event that any charges are disputed, the Fund shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify the Administrator in writing of any disputed charges for out-of-pocket expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth business day after the day on which Administrator provides documentation which an objective observer would agree reasonably supports any disputed charges (the “Revised Due Date”).  Late charges shall not begin to accrue as to charges disputed in good faith until the first day after the Revised Due Date.

(h)

The Fund acknowledges that the fees charged by Administrator under this Agreement reflect the allocation of risk between the parties, including the exclusion of remedies and limitations of liability in Section 6. Modifying the allocation of risk from what is stated herein would affect the fees that Administrator charges. Accordingly, in consideration of those fees, the Fund agrees to the stated allocation of risk.

5.

Confidential Information

The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records relative to the Fund and/or the Fund’s Investors, not to use such records and information for any purpose other than performance of the Services, and not to disclose such information except where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by the Fund. In case of any requests or demands for inspection of the records of the Fund and/or of the Fund’s Investors, the Administrator will notify the Manager promptly and to secure instructions from a representative of the Manager as to such inspection, unless prohibited by law from making such notification. Records and information which have become known to the public through no wrongful act of the Administrator or any of its employees, agents or representatives, and information which was already in the possession of the Administrator prior to the date hereof, shall not be subject to this Section.

6.

Limitation of Liability

 (a)

Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from the Administrator’s fraud, willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, Administrator shall not be liable for: (i) any action taken or omitted to be taken in accordance with or in reliance upon Instructions, advice, data, documents or information (without investigation or verification) received by Administrator from an Authorized Person; (ii) its reliance on the security valuations without investigation or verification provided by pricing service(s), the Manager, Investment Adviser or other representatives of the Fund; (iii) any liability arising from the offer or sale of any Interest by the Fund under the 1933 Act and the applicable securities laws of each state and territory in which the Fund intends to offer and sell Interests; or (iv) any action taken or omission by the Fund, the Manager, Investment Adviser or any past or current service provider (not including Administrator). The Fund shall not be liable for any loss suffered by Administrator in connection with the matters to which this Agreement relates that is a result of the Administrator’s fraud, willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b)

Notwithstanding anything herein to the contrary, Administrator will be excused from its obligation to perform any Service or obligation required of it hereunder for the duration that such performance is prevented by events beyond its reasonable control and shall not be liable for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby.  Administrator will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its reasonable control.

(c)

In no event and under no circumstances shall the Indemnified Parties (as defined below) and the Fund Indemnified Parties (defined below) be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

(d)

Notwithstanding any other provision of this Agreement, Administrator shall have no duty or obligation under this Agreement to inquire into, and shall not be liable for:

(i)

the legality of the issue or sale of any Interests, or the authority of the Fund, as the case may be, to request such sale or issuance;

(ii)

the legality of a subscription or tender of any Interests, the propriety of the amount to be paid therefor, or the authority of the Fund, as the case may be, to request such subscription or tender;

(iii)

the legality of the declaration of any dividend by the Fund, or the legality of the issue of any Interests in payment of any dividend;

(iv)

the legality of any recapitalization or readjustment of Interests;

(v)

Administrator’s acting upon telephone or electronic instructions relating to the subscription or tender of Interests received by Administrator in accordance with procedures established by Administrator and the Fund; or

(vi)

the offer or sale of Interests in violation of any requirement under the securities laws or regulations of any state that such Interests be qualified for sale in such state or in violation of any stop order or determination or ruling by any state with respect to the offer or sale of such Interests in such state.

(e)

The obligations of the parties under Section 6 shall indefinitely survive the termination of this Agreement.

7.

Indemnification

(a)

The Fund agrees to indemnify and hold harmless Administrator, its employees, agents, officers, directors, shareholders, affiliates and nominees (collectively, “Indemnified Parties”) from and against any and all claims, demands, actions and suits, and any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (a “Claim”) which may be asserted against or incurred by any Indemnified Party or for which any Indemnified Party may be held liable, arising out of or in any way relating to any of the following:

(i)

any action or omission of Administrator except to the extent a Claim resulted from Administrator’s fraud, willful misfeasance, bad faith, gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties hereunder;

(ii)

Administrator’s reliance on, implementation of, or use of Instructions, advice, data, documents or information (without investigation or verification) received by Administrator from an Authorized Person;

(iii)

any action taken, or omission by the Fund, the Manager, Investment Adviser or any past or current service provider (not including Administrator, or its affiliates);

(iv)

the Fund’s refusal or failure to comply with the terms of this Agreement, or any Claim that arises out of the Fund’s gross negligence or misconduct or breach of any representation or warranty of the Fund made herein;

(v)

the legality of the issue or sale of any Interests, or the authority of the Fund, as the case may be, to have requested such sale or issuance;

(vi)

the legality of the declaration of any dividend by the Fund, or the legality of the issue of any Interests in payment of any dividend;

(vii)

the legality of any recapitalization or readjustment of Interests;

(viii)

Administrator’s acting upon telephone or electronic instructions relating to the subscription or tender of Interests received by Administrator in accordance with procedures established by Administrator and the Fund;

(ix)

the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Interests unless such payment was the result of Administrator’s or its affiliates’ willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In the absence of a finding to the contrary, the acceptance, processing and/or negotiation of a fraudulent payment for the subscription or tender of Interests shall be presumed not to have been the result of Administrator’s or its affiliates’ willful misfeasance, bad faith or gross negligence; and

(x)

the offer or sale of Interests in violation of any requirement under the securities laws or regulations of any state that such Interests be qualified for sale in such state or in violation of any stop order or determination or ruling by any state with respect to the offer or sale of such Interests in such state.

(b)

Administrator will notify the Fund promptly after identifying any situation which it believes presents or appears likely to present a Claim for which the Fund may be required to indemnify or hold the Indemnified Parties harmless hereunder. In such event, the Fund shall have the option to defend the Indemnified Parties against any Claim, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and approved by Administrator in its reasonable discretion. The Indemnified Parties shall not confess any Claim or make any compromise in any case in which the Fund will be asked to provide indemnification, except with the Fund’s prior written consent.

(c)

The Administrator agrees to indemnify and hold harmless the Fund, the Manager, the Investment Adviser and any and all of any of their employees, agents, officers, directors, shareholders, affiliates and nominees (collectively, “Fund Indemnified Parties”) from and against any and all Claims that may be asserted against or incurred by any Fund Indemnified Party or for which any Fund Indemnified Party may be held liable arising out of or in any way relating to Administrator’s fraud, willful misfeasance, bad faith, gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties hereunder.  The Fund will notify Administrator promptly after identifying any situation which it believes presents or appears likely to present a Claim for which the Administrator may be required to indemnify or hold the Fund Indemnified Parties harmless hereunder. In such event, Administrator shall have the option to defend the Fund Indemnified Parties against any Claim, and, in the event that Administrator so elects, such defense shall be conducted by counsel chosen by Administrator and approved by Fund in its reasonable discretion. The Fund

Indemnified Parties shall not confess any Claim or make any compromise in any case in which Administrator will be asked to provide indemnification, except with Administrator’s prior written consent.

(d)

The obligations of the parties under Section 7 shall indefinitely survive the termination of this Agreement.

8.

Term

(a)

This Agreement shall become effective as of the date this Agreement is executed and shall continue in effect until terminated as provided herein. This Agreement shall continue in effect for a one-year (1) period beginning on the date of this Agreement (the “Initial Term”). Thereafter, if not terminated as provided herein, the Agreement shall continue automatically in effect for successive annual periods (each a “Renewal Term”).

(b)

In the event this Agreement is terminated by the Fund prior to the end of the Initial Term, the Fund shall be obligated to pay Administrator the remaining balance of the fees payable to Administrator under this Agreement through the end of the Initial Term. Notwithstanding the foregoing, either party may terminate this Agreement at the end of the Initial Term (the “Termination Date”) by giving the other party a written notice not less than ninety (90) days prior to the date the termination is to be effective.  Thereafter, either party may terminate this Agreement during any Renewal Term by giving the other party a written notice ninety (90) days prior to the date the termination is to be effective (the “Renewal Term Termination Date”). In the event this Agreement is terminated by the Fund prior to the end of a Renewal Term, the Fund shall be obligated to pay Administrator the fees payable to Administrator under this Agreement through the Renewal  Term Termination Date.  Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of the Fund, the Administrator shall deliver the records of the Fund in the form maintained by the Administrator (to the extent permitted by applicable third-party license agreements) to the Fund and at the Fund’s cost and expense, and thereafter the Fund or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. Subject to Section 5, the Administrator shall be entitled to maintain a copy of such records for the sole purpose of defending itself against any action arising under or as a result of this Agreement or as otherwise required or permitted by law.  The Fund shall be responsible for all reasonable expenses associated with the movement (or duplication) of records and materials and conversion thereof to a successor fund accounting and administrative services agent, including all reasonable trailing expenses incurred by the Administrator. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of the Fund and the Administrator’s agreement to provide additional services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree. Administrator shall not reduce the level of service provided to the Fund prior to termination following notice of termination, except as expressly agreed to in writing by the Fund.

9.

Miscellaneous

(a)

Any notice required or permitted to be given by either party to the other under this Agreement shall be in writing and shall be deemed to have been given when sent by either an overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, to the addresses listed below, or to such other location as either party may from time to time designate in writing:

If to Administrator:

UMB Fund Services, Inc.

803 W. Michigan St.

Milwaukee, WI 53233

Attention: President

If to the Fund:

Little Harbor Multistrategy Composite Fund

30 Doaks Lane

Marblehead, Massachusetts 01945

Attention: Chief Legal Officer

(b)

Except as provided to the contrary herein, this Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

(c)

This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which is determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

(d)

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(e)

The services of Administrator hereunder are not deemed exclusive.  Administrator may render administration, fund accounting and recordkeeping services and any other services to others, including hedge funds.

(f)

The captions in the Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(g)

This Agreement is executed by the Fund and the obligations hereunder are not binding upon the Manager, the Fund’s employees or officers, or Investors, individually.

(h)

This Agreement and the Schedules incorporated herein constitute the full and complete understanding and agreement of Administrator and the Fund, and supersedes all prior negotiations,

understandings and agreements, with respect to fund accounting, administration, transfer agent and recordkeeping functions.

(i)

Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

(j)

Administrator shall retain all right, title and interest in any and all computer programs, screen formats, report formats, procedures, data bases, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, trade secrets, trademarks and other related legal rights provided, developed or utilized by Administrator in connection with the Services provided by Administrator to the Fund hereunder.

(k)

This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns. This Agreement shall not be assignable by either party without the written consent of the other party, provided, however, that Administrator may, in its sole discretion and upon advance written notice to the Fund, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business.

(l)

The Fund will provide a certificate of incumbency demonstrating the authority of the undersigned individual to execute this Agreement on behalf of the Fund.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

(m)

The Fund hereby grants to Administrator the limited power of attorney on behalf of the Fund to sign Blue Sky forms and related documents in connection with the performance of its obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day, month and year first above written.

LITTLE HARBOR MULTISTRATEGY COMPOSITE FUND

(“Fund”)

By:____________________________________________

Title:___________________________________________

UMB FUND SERVICES, INC.

(“Administrator”)

By:____________________________________________

Title:___________________________________________

Schedule A

to the

Administration, Fund Accounting and Recordkeeping Agreement

by and between

Little Harbor MultiStrategy Composite Fund

and

UMB Fund Services, Inc.

Services

Fund Accounting

1.

Establish, maintain and review the administrative and procedural processes.

2.

Establish, maintain and review the general ledgers.

3.

Assess management and incentive fees in accordance with such documentation provided to the Administrator.

4.

Receive and record all underlying manager transactions and reconcile to all bank accounts on a monthly basis.

5.

Interface with the Investment Manager and sub-advisers to determine and reconcile monthly valuations, long/short information, AUM and all other pertinent information.

6.

Calculate on a monthly basis applicable management and incentive fees.

7.

Determine and periodically monitor the Fund’s income and expense accruals.

8.

Generate the financial reporting package as of each month end including the Statements of Financial Position, Profit and Loss and Changes in Net Assets.

9.

Coordinate, as requested by the Fund or the Investment Manager, with the Fund’s internal accounting department or personnel.

10.

At such time as the Fund begins to create and manage separately managed accounts (“SMAs”), which the parties expect to occur immediately upon execution of this Agreement, the following additional services will be performed by the Administrator with respect to the SMAs:

a.

Reconcile the Fund’s investments to the custodian/prime broker account for each accounting period.

b.

 Track portfolio transactions in the portfolio accounting system, reconcile to broker accounts and provide reporting on a monthly basis.

c.

Obtain market valuations from the appropriate pricing sources and value the investments in accordance with the Fund’s operating documents. Securities prices unavailable from the pricing sources selected by the Fund and which the Administrator has access to (i.e. Bloomberg and IDC) shall be provided by the Fund.

d.

Provide, as reasonably requested, holdings reports in exportable format for Manager’s use in identifying 13F holdings. Administrator shall provide holdings reports only and shall not review such reports against the 13F list to identify qualifying securities or assist in the preparation of the Manager’s 13F filing.

11.

Calculate the net asset value of an Interest in the Fund no less frequently than weekly on a day and time as determined by the Fund’s Board of Trustees (the “Board”) and on such days and at such times as otherwise required by Rule 23c-3 under the 1940 Act.

12.

At such time as over half of the Fund’s investments are separately managed accounts, prepare aggregate position holdings reports; provided that such reports do not place an undue burden on the Administrator. Also, provide daily trade reconciliation regarding the separately managed accounts based on trade blotters from the sub-adviser’s traders.

Transfer Agent, Recordkeeping/Investor Reporting

1.

Maintain the register of Investors.

2.

Establish, maintain and review each Investor’s account and record all transactions including subscriptions and redemptions.

3.

Process repurchases pursuant to tender offers or otherwise, compulsory repurchases, and transfers of Interests; maintain investor records, including cost basis accounting, record investor account information changes.

4.

Compile Investor replies to tender offers; provide the Fund with daily transaction reports (for both subscriptions and tenders) on a cumulative basis throughout each month.

5.

Reconcile and confirm all Investor contributions/withdrawals.

6.

Generate, on a monthly basis, a Statement for each Investor and independently distribute to Investors; upon Investor request, prepare duplicate account statements.

7.

Distribute offering and subscription materials to or for prospective investors as directed by the Fund, pursuant to arrangements with fund “platforms” or other distribution arrangements of the Fund.

8.

Review subscription agreements for reasonableness and completeness; provided, however, the Fund remains solely responsible for determining investor eligibility; send approval notices to investors as instructed by the Fund, if applicable.

9.

Coordinate processing of new investor subscriptions, which shall include (i) coordinating receipt of funds from investors, (ii) providing the Fund with a daily report detailing the status and amount of incoming wires and subscription agreements, (iii) coordinating transfer of funds between the escrow agent and the Fund and/or returning funds to investors whose subscriptions have not been accepted and (iv) sending acceptance letters to new investors.

10.

File IRS Forms 1099, 5498, 1042, 1042-S and 945 with shareholders and/or the IRS.

11.

Allocate Interests in connection with the reinvestment of dividends under the Fund’s dividend reinvestment plan.

USA PATRIOT Act (AML)

1.

Provide the AML Services listed in Section 2(h) of the Agreement.

Regulatory Administration and Compliance Support Services

1.

Compile data for and prepare with respect to the Fund Semi-Annual Reports on Form N-SAR and provide to Fund counsel for its review of the same; upon the advice and direction of Fund counsel, file Form N-SAR with the Commission as required.

2.

Prepare and review the financial statement for the Fund’s Annual and Semi-Annual Reports included in Form N-CSR as required under the Sarbanes-Oxley Act; assist in compiling exhibits and disclosures for Form N-CSR as requested by the Board; provide to Fund counsel for its review of Form N-CSR; upon the advice and direction of Fund counsel, file Form N-CSR with the Commission as required.

3.

In connection with the Fund’s first and third fiscal quarters, prepare Form N-Q and provide to Fund counsel for its review of the same; upon the advice and direction of Fund counsel, file Form N-Q with the Commission as required.

4.

Subject to having received all relevant information and direction from the Fund, prepare Form N-PX and provide to Fund counsel for its review of the same; upon the advice and direction of Fund, file Form N-PX with the Commission as required.

5.

At the direction of Fund, prepare and file such other regulatory forms as may be required by the Commission and/or which are customary, consistent with standard market practice.

6.

Provide financial and Fund performance information for inclusion in the Registration Statement for the Fund (on Form N-2 or any replacement therefor) and any amendments thereto, subject to the review of Fund counsel.

7.

Assist in the acquisition of the Fund’s fidelity bond required by the 1940 Act, monitor the amount of the bond and make the necessary Commission filings related thereto.

8.

From time to time as the Administrator deems appropriate (but no less frequently than quarterly), check the Fund’s compliance with the policies and limitations of the Fund relating to the portfolio investments as set forth in the Fund’s Offering Memorandum and Statement of Additional Information (but these functions shall not relieve the Fund’s Portfolio Managers, if any, of their primary day-to-day responsibility for assuring such compliance).

9.

Develop with legal counsel and the secretary of the Fund an agenda, Board materials (i.e., a Board Book) and draft resolutions for each Board meeting and, if requested by the Board, attend Board meetings and prepare minutes.

10.

Prepare and deliver Form 1099s to Board members and other Fund vendors.

11.

Upon the advice and direction of the Fund, coordinate and, in conjunction with the transfer agency services described below, carry out periodic tender offers for the Fund (initial forms for such tender offers shall be prepared by Fund counsel).

12.

Assist the Fund’s Chief Compliance Officer with the development and maintenance of a compliance calendar for the Fund, provided that it is understood by the parties that the Fund’s Chief Compliance Officer is ultimately responsible for such calendar.

13.

Prepare and file state securities qualification/notice compliance filings, with the advice of the Fund’s legal counsel, upon and in accordance with instructions from the Fund, which instructions will include the states to qualify in, the amounts of Interests to initially and subsequently qualify and the warning threshold to be maintained.

14.

On a monthly basis, assist the Investment Adviser in monitoring compliance with each Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, specifically asset diversification requirements, qualifying income requirements, and distribution requirements.

Audit Coordination

1.

Coordinate and assist the Fund’s Audit Committee in overseeing the annual audit of the Funds’ financial statements.

2.

Conduct all stages of audit planning and coordination.

3.

Prepare work papers and schedules for auditors.

4.

Prepare financial statements, footnotes, and report drafts.

5.

Act as liaison between auditors and client on any audit issues.

Tax Administration

1.

Prepare income tax and excise tax provision calculations along with all necessary schedules to support the calculations.

2.

Include the tax adjustment for wash sales, identified by third-party services, for inclusion in tax provisions, distributions and tax returns.

3.

Include the tax adjustments for Passive Foreign Investment Company (PFIC) holdings, identified by third-party services and/or provided by the Investment Adviser, for inclusion in tax provisions, distributions and tax returns. Assist the Investment Adviser in determining either the marked-to-market or Qualified Electing Fund (QEF) election. If the QEF election is chosen, the Investment Adviser will work with the underlying PFIC to procure and provide the required QEF Statement to the Fund, as well as an estimate for the excise tax calculation and the distribution.

4.

Prepare financial statement tax disclosures for review by the Fund’s independent auditor.

5.

Assist the Fund in monitoring and maintaining documentation associated with ASC 740-10 (Financial Interpretation Number 48 Accounting for Uncertainty in Income Taxes).

6.

Assist the Fund’s independent auditors in the preparation and filing, for execution by the Fund’s officers, of all federal income and excise tax returns and the Fund’s state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Fund’s custodian or transfer agent, subject to review, approval and signature by the Fund’s officers and the Fund’s independent auditors.

7.

Assist in calculating the income and capital gain distributions, including providing an estimate through October 31st, subject to review and approval by the Fund’s officers and the Fund’s independent auditors.

8.

Prepare calendar year tax information, including qualified dividend income amounts and ICI Primary Layout, for the Fund’s Transfer Agent to report calendar year tax information to the shareholders.

9.

If the Fund is considered to be a non-publicly offered RIC, calculate the affected RIC expenses to be allocated to each affect investor and assist the Transfer Agent with providing the information in a statement to the shareholder.

10.

Prepare Forms 1099-MISC, Miscellaneous Income, for board members and other required Fund vendors.

Schedule B

to the

Administration, Fund Accounting and Recordkeeping Agreement

by and between

Little Harbor MultiStrategy Composite Fund

and

UMB Fund Services, Inc.

Fees

[Redacted]

Schedule C

to the

Administration, Fund Accounting, Transfer Agent and Recordkeeping Agreement

by and between

Little Harbor MultiStrategy Composite Fund

and

UMB Fund Services, Inc.

▪

Accounting records, including Investor Account Ledgers, Portfolio Transactions Journals, Cash Receipts and Disbursements Journal, General Ledger, Subsidiary Ledgers, Portfolio Securities Ledger, Commissions Ledger, Capital Account Ledger and Trial Balances.

▪

Copies of the Fund’s Operating Agreement and minute books.

▪

Investor correspondence (including e-mail communications) relating to matters required to be maintained by Section 31(a) of, and Rules 31a-2 and 31a-3 under, the 1940 Act